Chanticleer Holdings Reports Operating Results for

Fourth Quarter and Year Ended December 31, 2016

CHARLOTTE, NC – March 28, 2017 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the fourth quarter and year ended December 31, 2016.

Annual Revenue Growth of 18.0%; First Full Year of Positive Adjusted EBITDA

●	Total revenue for year increased 18.0% to $41.7 million, primarily resulting from growth in the Fast Casual Better Burger segment.

●	Cost of sales as a percentage of restaurant sales improved to 33.0%, compared to 34.4% in the comparable period last year.

●	Operating expenses as a percentage of restaurant sales improved to 55.7% compared to 57.5% in the comparable period last year.

●	General and administrative expenses as a percentage of total revenue decreased to 13.9% from 19.2% of sales in the comparable period last year.

●	Loss from continuing operations improved to $(4.3) million or $(0.20) per share, compared to $(8.1) million or $(0.57) in the comparable period last year.

●	Net cash used in operating activities of continuing operations improved to $0.4 million compared to $4.2 million in the prior year.

●	Restaurant EBITDA improved 60.9% to $5.0 million compared to $3.1 million for the year.

●	Adjusted EBITDA improved to positive $82 thousand for the current year compared to a loss of $(1.8) million last year, with 2016 being the Company’s first year of positive Adjusted EBITDA.

Fourth Quarter Revenue Decreased 9.7%, Margins Improved, Quarterly Comparisons Impacted by Strong Dollar and Investment Management Revenue decline

●	Total revenue for the fourth quarter decreased 9.7% to $9.9 million from $10.9 million in the prior year, primarily due to the absence of non-recurring investment management revenue related to the Hooters dividend that was included in prior year revenue, as well as the impact of the stronger dollar on our foreign operations.

●	Cost of sales as a percentage of restaurant sales improved to 32.8% compared to 34.3% in the comparable quarter last year.

●	Operating expenses as a percentage of restaurant sales increased to 57.5% compared to 56.6% in the comparable quarter last year.

●	General and administrative expenses as a percentage of total revenue decreased to 14.2% from 15.0% in the comparable quarter last year.

●	Net loss from continuing operations increased to $(1.9) million or $(0.09) per share, compared to $(1.8) million or $(0.08) in the comparable quarter last year.

●	Restaurant EBITDA was relatively unchanged at $1.1 million compared to $1.0 million for the comparable quarter of last year.

●	Adjusted EBITDA was negative $(0.1) million compared to positive $0.1 million in the comparable quarter last year. The decline in quarterly Adjusted EBITDA was primarily due to the prior year including investment management revenue related to Hooters dividends, which did not recur in the fourth quarter of 2016.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We made great progress in fiscal 2016 and our annual results demonstrate the efforts to build scale and drive efficiencies in our business over the past two years. We achieved our first year of EBITDA profitability, while establishing our regional brand strategy and laying the foundation to begin to accelerate growth.

“We have three Little Big Burger stores opening in the first four months of 2017 and are on track to open 8-12 new company and franchise stores by the end of this year. That’s a significant change coming out of a year where we opened no new company stores as we shift our focus from internal integration projects to external growth and franchising initiatives.”

Mr. Pruitt continued, “Given our increased emphasis on high returning assets and expanding our core brands, we are also committed to taking actions to strengthen our balance sheet and improve liquidity as we prepare to accelerate our growth in 2017.”

Conference Call

The Company will hold a conference call on Tuesday March 28, 2017 at 4:30 pm. Eastern Time.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. To access the webcast, including the quarterly slide presentation, log onto the Chanticleer website at: http://www.chanticleerholdings.com/

A replay of the teleconference will be available until April 28, 2017 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 10289.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-K to be filed with the SEC on or about March 29, 2017 available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), owns, operates and franchises fast casual and full service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$268,575	$1,224,415
Accounts and other receivables	524,481	862,935
Inventories	539,550	569,545
Prepaid expenses and other current assets	461,074	568,251
Assets of discontinued operations, current	-	593,430
TOTAL CURRENT ASSETS	1,793,680	3,818,576
Property and equipment, net	11,513,693	12,144,064
Goodwill	12,405,770	12,702,139
Intangible assets, net	6,530,243	6,776,936
Investments	800,000	800,000
Deposits and other assets	442,737	574,192
Assets of discontinued operations	-	5,389,300
TOTAL ASSETS	$33,486,123	$42,205,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,553,068	$4,740,131
Current maturities of long-term debt and notes payable, net of discount of of $0 and $171,868, respectively	6,171,649	5,383,003
Current maturities of convertible notes payable, net of debt discount of $0 and $914,724, respectively	-	2,810,276
Current maturities of capital leases payable	18,449	39,303
Due to related parties	194,350	12,963
Deferred rent	173,775	683,793
Derivative liabilities	-	1,231,608
Liabilities of discontinued operations, current	-	1,279,955
TOTAL CURRENT LIABILITIES	12,111,291	16,181,032
Long-term debt, less current portion	287,445	1,098,641
Convertible notes payable, net of debt discount of $46,936 and $0, respectively	3,678,064	-
Redeemable preferred stock: no par value, 19,050 and 0 issued and outstanding, respectively	257,175	-
Capital leases payable, less current maturities	-	15,969
Deferred rent	1,961,751	1,740,012
Liabilities of discontinued operations	-	58,648
Deferred tax liabilities	1,485,554	1,353,771
TOTAL LIABILITIES	19,781,280	20,448,073
Commitments and contingencies (Note 16)
Common stock subject to repurchase obligation, 562,900 shares issued and outstanding	349,000	-
Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; 19,050 and 0 issued and outstanding, respectively	-	-
Common stock: $0.0001 par value; authorized 45,000,000
shares; issued and outstanding 21394,247 and 21,337,247
shares, respectively	2,140	2,134
Additional paid in capital	55,924,269	55,365,597
Accumulated other comprehensive loss	(1,155,658)	(987,695)
Accumulated deficit	(42,206,325)	(33,012,712)
Total Chanticleer Holdings, Inc, Stockholder’s Equity	12,564,426	21,367,324
Non-Controlling Interests	791,417	389,810
TOTAL STOCKHOLDERS’ EQUITY	13,355,843	21,757,134
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,486,123	$42,205,207

See accompanying notes to consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue:
Restaurant sales, net	$9,571,879	$10,374,165	$40,640,159	$34,201,668
Gaming income, net	125,973	107,236	441,620	367,666
Management fee income	25,000	349,829	100,000	424,829
Franchise income	138,741	88,476	520,222	359,424
Total revenue	9,861,593	10,919,706	41,702,001	35,353,587
Expenses:
Restaurant cost of sales	3,143,308	3,562,882	13,392,078	11,754,515
Restaurant operating expenses	5,501,259	5,873,416	22,641,951	19,677,617
Restaurant pre-opening and closing expenses	27,143	24,453	145,130	505,098
General and administrative expenses	1,400,207	1,634,716	5,801,033	6,798,642
Depreciation and amortization	602,882	724,140	2,341,697	1,697,514
Total expenses	10,674,799	11,819,607	44,321,889	40,433,386
Operating loss from continuing operations	(813,206)	(899,901)	(2,619,888)	(5,079,799)
Other (expense) income
Interest expense	(642,463)	(729,999)	(2,347,019)	(3,466,554)
Change in fair value of derivative liabilities	-	35,453	1,231,608	868,592
Loss on extinguishment of debt	-	-	-	(315,923)
Other income (expense)	(424,660)	49,209	(412,272)	99,399
Total other (expense) income	(1,067,123)	(645,337)	(1,527,683)	(2,814,486)
Loss from continuing operations before income taxes	(1,880,329)	(1,545,238)	(4,147,571)	(7,894,285)
Income tax benefit (expense)	(60,596)	(217,867)	(198,463)	(187,568)
Loss from continuing operations	(1,940,925)	(1,763,105)	(4,346,034)	(8,081,853)
Discontinued operations
Loss from operation of discontinued operations, net of tax	-	(795,040)	(1,304,627)	(6,373,790)
Loss on write down of net assets	113,908	-	(3,762,253)	-
Consolidated net loss	(1,827,018)	(2,558,145)	(9,412,914)	(14,455,643)
Less: Net loss (income) attributable to non-controlling interest of continuing operations	21,805	4,162	75,417	(9,088)
Less: Net loss (income) attributable to non-controlling interest of discontinued operations	-	148,386	260,925	2,328,206
Net loss attributable to Chanticleer Holdings, Inc.	$(1,805,213)	$(2,405,597)	$(9,076,572)	$(12,136,525)
	-
Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,919,121)	$(1,758,943)	$(4,270,617)	$(8,090,941)
Loss from discontinued operations	113,908	(646,654)	(4,805,955)	(4,045,584)
Net loss attributable to Chanticleer Holdings, Inc.	$(1,805,213)	$(2,405,597)	$(9,076,572)	$(12,136,525)
	-
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of tax	$-	$(4,039)	$(24,501)	$(4,039)
Reclassification of loss recognized in net loss, net of tax	223,743	-	223,743	-
Foreign currency translation	(131,613)	(71,757)	(271,452)	(963,528)
Total other comprehensive loss	92,130	(75,796)	(72,210)	(967,567)
Comprehensive loss	$(1,713,083)	$(2,481,393)	$(9,148,782)	$(13,104,092)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common stockholders, basic and diluted	$(0.09)	$(0.08)	$(0.20)	$(0.57)
Discontinued operations attributable to common stockholders, basic and diluted	$0.01	$(0.03)	$(0.22)	$(0.28)
Weighted average shares outstanding, basic and diluted	21,957,147	21,337,247	21,695,030	14,245,437

See accompanying notes to consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net loss	$(9,412,914)	$(14,455,643)
Net loss from discontinued operations	5,066,880	6,373,790
Net loss from continuing operations	(4,346,034)	(8,081,853)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,341,697	1,697,514
Loss on extinguishment of debt	-	315,923
Loss on disposal of property and equipment	-	514,522
Loss (gain) on sales of investments	-	169,639
Common stock and warrants issued for services	24,510	279,362
Common stock and warrants issued for interest	349,000	-
Amortization of debt discount	1,039,656	2,379,951
Amortization of warrants	-	22,375
Change in assets and liabilities:
Accounts and other receivables	(336,546)	96,261
Prepaid and other assets	113,633	(78,236)
Inventory	33,217	6,016
Accounts payable and accrued liabilities	1,540,463	(235,283)
Change in amounts payable to related parties	194,350	(198,669)
Derivative liabilities	(1,231,607)	(868,592)
Deferred income taxes	131,783	94,527
Deferred rent	(288,279)	(300,259)
Net cash used in operating activities from continuing operations	(434,158)	(4,186,802)
Net cash used in operating activities from discontinued operations	(75,000)	(1,064,363)
Net cash used in operating activities	(509,158)	(5,251,165)

Cash flows from investing activities:
Purchase of property and equipment	(1,191,174)	(1,798,221)
Cash paid for acquisitions, net of cash acquired	(72,215)	(9,022,791)
Proceeds from sale of investments	8,902	330,361
Net cash used in investing activities from continuing operations	(1,254,487)	(10,490,651)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	14,921,903
Proceeds from sale of preferred stock	257,175	-
Loan proceeds	275,000	2,813,074
Loan repayments	(513,523)	(891,529)
Capital lease payments	(40,636)	(52,807)
Contribution of non-controlling interest	823,671	-
Net cash provided by financing activities from continuing operations	801,687	16,790,641
Effect of exchange rate changes on cash	6,118	(4,944)
Net increase (decrease) in cash	(955,840)	1,043,881
Cash, beginning of period	1,224,415	180,534
Cash, end of period	$268,575	$1,224,415

See accompanying notes to consolidated financial statements

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Consolidated net loss	$(1,940,925)	$(1,763,105)	$(4,346,034)	$(8,081,853)
Interest expense	642,463	729,999	2,347,019	3,466,554
Income tax	60,596	217,867	198,463	187,568
Depreciation and amortization	602,882	724,140	2,341,697	1,697,514
EBITDA	$(634,984)	$(91,099)	$541,145	$(2,730,217)
Restaurant pre-opening and closing expenses	27,143	24,453	145,130	505,098
Change in fair value of derivative liabilities	-	(35,453)	(1,231,608)	(868,592)
Loss on extinguishment of debt	-	-	-	315,923
Transaction and severence related expenses	68,292	283,034	214,905	1,103,179
Other income	424,660	(49,209)	412,272	(99,399)
Adjusted EBITDA	$(114,889)	$131,726	$81,844	$(1,774,008)
General and administrative expenses	1,331,915	1,351,682	5,586,128	5,695,463
Franchise revenues	(138,741)	(88,476)	(520,222)	(359,424)
Management fee revenue	(25,000)	(349,829)	(100,000)	(424,829)
Restaurant EBITDA	$1,053,285	$1,045,103	$5,047,750	$3,137,202